Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Pfenex Inc. (the “Company”) to be filed on or about November 10, 2016 of our report dated March 10, 2016, relating to our audit of the Company’s consolidated financial statements which appears in the Company’s Annual Report (Form 10-K) for the year ended December 31, 2015, filed with the Securities and Exchange Commission.

/s/ HASKELL & WHITE LLP

San Diego, California

November 10, 2016